Exhibit 10

On June 22, 2010, the Compensation Committee of the Board of Trustees of the Company approved the compensation and fees payable to the Company’s non-management trustees for fiscal year 2011, with retroactive effect to May 1, 2010, as follows:

(1)	Chairman	$46,000/year (salary of $36,000 as paid to all non-management trustees, plus an additional $10,000 per year for service as Chairman)
(2)	Vice Chairman	$38,500/year (salary of $36,000 as paid to all non-management trustees, plus an additional $2,500 per year for service as Vice Chairman)
(3)	Other Trustees	$36,000/year
(4)	Audit Committee Chairman	additional $5,000/year
(5)	Other Audit Committee Members	additional $2,500/year
(6)	Compensation Committee Chairman	additional $5,000/year
(7)	Other Compensation Committee members	additional $2,500/year
(8)	Nominating and Governance Committee Chairman	additional $1,000/year
(9)	Board Meeting attendance	$1,000/meeting, plus travel expenses
(10)	Audit and Compensation Committee attendance	$1,000/meeting, plus travel expenses
(11)	Other Committee meeting attendance	$250/meeting, plus travel expenses
(12)	Each non-management Trustee serving on the last day of fiscal year 2011 shall receive 1,000 common shares of the Company after the end of the fiscal year (specific issuance date to be determined).